INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-99942, Registration Statement No. 333-17687 and Registration Statement No. 333-49027 of Speedway Motorsports, Inc. on Forms S-8 of our report dated February 23, 1999 appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 1998.



Charlotte, North Carolina
March 31, 1999